Exhibit h(x)

FORM OF SECOND AMENDMENT AGREEMENT

Amending the terms of a Fund Administration and Accounting Agreement

This Second Amendment Agreement, made as of                                   , is made by and between Baillie Gifford Funds, a Massachusetts business trust (the “Trust”), on behalf of each series of the Trust, and the Bank of New York Mellon, a New York banking organization (“BNY”).

WITNESSETH:

The Trust (acting on behalf of certain series of the Trust) and BNY entered into a fund administration and accounting agreement on September 29, 2000 (the “Original Agreement”). The Original Agreement was amended on June 15, 2015 (as amended, the “Administration Agreement”). Pursuant to the Administration Agreement, ten series of the Trust appointed BNY as fund administrator and accountant.

In accordance with Section 10 of the Administration Agreement, the parties now wish to amend the Administration Agreement to allow a new series of the Trust to appoint BNY as fund administrator and accountant and to reflect the current officers of the Trust.

By executing this Second Amendment Agreement, the parties agree to be bound by the terms of the Administration Agreement as herein amended, as if the new series of the Trust was a party to the Original Agreement, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Administration Agreement as follows:

1.             Amendment to Exhibits

1.1.      Exhibit A is deleted in its entirety and replaced with the Exhibit A attached hereto.

1.2.      Exhibit B is deleted in its entirety and replaced with the Exhibit B attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized:

BAILLIE GIFFORD FUNDS, on behalf of each of The Emerging Markets Fund, The EAFE Fund, The International Equity Fund, The Global Alpha Equity Fund, The North American Equity Fund, The EAFE Choice Fund, The International Choice Fund, The EAFE Pure Fund, The Emerging Markets Bond Fund, The Long Term Global Growth Equity Fund and The Asia Ex Japan Fund

Name: Peter Hadden
Authority: President, Baillie Gifford Funds

THE BANK OF NEW YORK MELLON

Name:
Authority:

Exhibit A

The International Equity Fund

The International Choice Fund

The EAFE Fund

The EAFE Choice Fund

The EAFE Pure Fund

The Emerging Markets Fund

The Global Alpha Equity Fund

The North American Equity Fund

The Emerging Markets Bond Fund

The Long Term Global Growth Equity Fund

The Asia Ex Japan Fund

Exhibit B

I, Peter Hadden, of Baillie Gifford Funds, a Massachusetts business trust (the “Trust”) do hereby certify that:

(1)         the following individuals serve in the following positions with the Trust, and each has been duly elected or appointed by the Board of Trustees of the Trust to each such position and qualified therefor in conformity with the Trust’s Agreement and Declaration of Trust and By-Laws, and the signatures set forth opposite their respective names are their true and correct signatures. Each such person is authorized to give written or oral instructions or written or oral specifications on behalf of the Trust to BNY:

Name	Position within Baillie Gifford Funds	Signature
Peter Hadden	Chairman of the Board and President
Julie Paul	Vice President
Michael Stirling-Aird	Vice President
Andrew Telfer	Vice President
Tim Campbell	Vice President
David Salter	Vice President
Lindsay Cockburn	Treasurer
Gareth Griffiths	Secretary
Graham Laybourn	Chief Compliance Officer
Evan Delaney	Chief Risk Officer

(2)         each of the following individuals serve in the following positions with the Trust’s manager, Baillie Gifford Overseas Limited, and is authorized to give written or oral administrative instructions on behalf of the Trust to BNY:

Name	Position within Baillie Gifford Overseas Limited	Signature
Julie Paul	Manager
Lesley Anne-Cow	Team Leader
David Murphy	Team Leader
Caroline Prigg	Investment Accountant
Gayle Flynn	Investment Accountant
Alison Haddow	Investment Accountant
Emma Shu	Investment Accountant